UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 4, 2026

NXP Semiconductors N.V.
(Exact name of Registrant as specified in charter)

Netherlands	001-34841	98-1144352
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

60 High Tech Campus
Eindhoven
Netherlands	5656 AG
(Address of principal executive offices)	(Zip code)

+31	40	2729999
(Registrant’s telephone number, including area code)

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Number of each exchange on which registered
Common shares, EUR 0.20 par value	NXPI	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
                                            Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act      ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 4, 2026, Ms. Jennifer Wuamett, EVP, General Counsel, Secretary and Chief Sustainability Officer of NXP Semiconductors N.V. (the “Company”), provided notice that she would voluntarily retire as General Counsel and Secretary of the Company on June 30, 2026. Mr. Michael Hoffmann, currently serving as SVP, Chief Commercial Counsel and Deputy General Counsel, will be appointed as General Counsel upon Ms. Wuamett’s retirement from the General Counsel role. Ms. Wuamett will continue to serve as Chief Sustainability Officer and as a strategic advisor to the CEO through the termination of her employment on December 31, 2026. Ms. Wuamett’s current salary and benefits will continue through December 31, 2026. Her outstanding equity awards will continue vesting through December 31, 2026 under the terms of her existing award agreements, and she will be fully eligible for the 2026 annual incentive program bonus payment (to be paid in 2027), subject to the achievement of applicable performance metrics. No other payments or compensation are due by the Company to Ms. Wuamett.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 9, 2026

NXP Semiconductors N.V.

/s/ Timothy Shelhamer
Name: Timothy Shelhamer Title: Senior Vice President and Chief Corporate Counsel